Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his capacity as an officer of Willis Towers Watson Public Limited Company (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	The Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2017, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2017

/s/ John J. Haley
John J. Haley
Chief Executive Officer

/s/ Roger F. Millay
Roger F. Millay
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Willis Towers Watson Public Limited Company and will be retained by Willis Towers Watson Public Limited Company and furnished to the Securities and Exchange Commission or its staff upon request.